SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      July 27, 1998

       Florida East Coast Industries, Inc.
(Exact name of Registrant as specified in its charter)

               Florida
(State or other jurisdiction of incorporation)

        2-89530                                        59-2349968
(Commission File Number)                   (IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida               32085-1048
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:   904-829-3421

            1650 Prudential Drive, Jacksonville, Florida 32207
       (Former name or former address, if changed since last report)



ITEM 5.              OTHER MATERIALLY IMPORTANT EVENTS
======================================================
See the following Press Release dated July 27, 1998, announcing that Florida East Coast Industries is now in control of 36 fiber optic communications fibers
(dark) along its 350 mile Florida East Coast Railway right-of-way from Jacksonville to Miami.

         "FECI (NYSE: FLA) GAINS CONTROL OF FIBER OPTIC LINKS BETWEEN
                             JACKSONVILLE AND MIAMI
             Company Says Deal Opens Door to New Revenue Sources

"St. Augustine, Florida-(July 27, 1998)-Florida East Coast Industries, Inc. (NYSE: FLA) today announced an agreement with Williams Network that will give FECI control of 36 fiber optic communications fibers along its 350 mile Florida East Coast Railway right-of-way from Jacksonville to Miami. The agreement reflects FECI's strategy to expand its revenue base by finding new creative ways to extract value from its traditional assets.

"FECI now controls a section of the information super highway. Control of these fibers puts FECI and its shareholders in position to directly benefit from the information technology revolution," Chairman and CEO Carl F. Zellers said. "Traditionally, we have earned our way by moving freight. Now, more and more, we intend to boost earnings by utilizing the right-of-way for the movement of data by leasing space for fiber conduit installed by others; by leasing or sale of conduit installed by FECI; and by utilizing the fibers now controlled by FECI."

"Currently, the fiber is "dark" and will require the installation of electronic equipment to be operational. The agreement also grants FECI vital "last mile rights", which allow it to deliver data services directly to the end consumer. The fibers would connect to data centers at either end of the route and to customers along the length of the right of way.

"The company is currently reviewing its strategic options in order to most profitably use this new asset.

"The principal operations of Florida East Coast Industries, Inc., a publicly-held company based in St. Augustine, Florida, and its subsidiaries primarily relate to the transportation of goods by rail and to the development, leasing, management and sale of real estate. Both the transportation and realty operations are located within the state of Florida. The rail segment of the company operates only within the state of Florida, with the majority of its revenues being derived from interline traffic from two connecting rail carriers. Approximately one-third of the traffic is derived from the Company's five largest customers.

"Williams (NYSE: WMB), through its subsidiaries, provides a full range of traditional and leading-edge communications and energy services and is the nation's largest-volume transporter of natural gas."


                                   SIGNATURE
                                   =========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                           BY:  s/s  T. Neal Smith
                                     Vice President & Secretary

Dated:  7/27/98